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                                                                  Exhibit 5.1

                                          August 9, 2001

Sierra Pacific Resources
P.O. Box 30150
6100 Neil Road
Reno, Nevada  89520

         Re: SIERRA PACIFIC RESOURCES

Ladies and Gentlemen:

         This opinion is delivered in connection with a registration statement on Form S-3, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ( as amended, the "Registration Statement") of Sierra Pacific Resources (the "Company") relating to the proposed issuance and sale of up to 1,725,000 additional shares of the Company's Common Stock, $1.00 par value (the "Additional Common Stock").

         In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         As counsel for the Company, we advise you as follows:

         The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.

         When the following steps shall have been taken, the Additional Common Stock will be legally issued, fully paid and non-assessable:

         (a) Compliance with the Securities Act of 1933, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

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Sierra Pacific Resources
August 9, 2001
Page 2

         (b) Issuance and sale of the Additional Common Stock at not less than $1.00 per share in accordance with the Company's Articles of Incorporation.

         Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Messrs. Woodburn and Wedge of Reno, Nevada, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement in regard to such firm.

         We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        CHOATE, HALL & STEWART